June 26, 2012

THE YACKTMAN FUNDS, INC.

6300 Bridgepoint Parkway

Austin, Texas 78730

Regarding: special meeting of stockholders of Yacktman Focused Fund

CUSIPs: 984281204

CERTIFICATION OF VOTE

This is to certify that as of Record Date April 30, 2012, there were 304,867,938 shares of Yacktman Focused Fund outstanding and entitled to vote at the special meeting of stockholders scheduled to be held on June 26, 2012.

AST Fund Solutions, LLC, is certifying that 155,330,471 shares have been voted which represents 50.95% of the record date shares. A summary of the voted shares, by proposal, is enclosed herewith.

AST Fund Solution, LLC does not guarantee the genuineness of the signature(s) of any stockholder or assume any responsibility for the legality of any voted proxy.

Sincerely,

Jeremy Read
Senior Vice President
AST Fund Solutions, LLC

AST Fund Solutions	Global Resources
110 Wall Street, 5th Floor • New York, NY 10005 • Tel: 212.681.9600	Local Service
www.astfundsolutions.com	Customized Solutions

June 26, 2012

THE YACKTMAN FUNDS, INC.

6300 Bridgepoint Parkway

Austin, Texas 78730

Regarding: special meeting of stockholders of Yacktman Fund

CUSIPs: 984281105

CERTIFICATION OF VOTE

This is to certify that as of Record Date April 30, 2012, there were 408,959,494 shares of Yacktman Fund outstanding and entitled to vote at the special meeting of stockholders scheduled to be held on June 26, 2012.

AST Fund Solutions, LLC, is certifying that 210,500,585 shares have been voted which represents 51.47% of the record date shares. A summary of the voted shares, by proposal, is enclosed herewith.

AST Fund Solution, LLC does not guarantee the genuineness of the signature(s) of any stockholder or assume any responsibility for the legality of any voted proxy.

Sincerely,

Jeremy Read
Senior Vice President
AST Fund Solutions, LLC